SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 16, 2003
                                                          ----------------


                             HARLEYSVILLE GROUP INC.
             -------------------------------------------------------
              (Exact name of registrant as specified in its charter)


      Delaware                     0-14697             51-0241172
---------------------------         -------            ----------
(State or other jurisdiction       (Commission         (IRS Employer
   of incorporation)               File Number)        Identification  No.)


355 Maple Avenue, Harleysville, Pennsylvania             19438
--------------------------------------------            --------
   (Address of principal executive offices)            (Zip Code)


                                 (215) 256-5000
               ---------------------------------------------------
               Registrant's telephone number, including area code


                                       N/A
     ----------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Item 9.     Regulation FD Disclosure
------      ---------------------------

     This form 8-K may contain "forward-looking statements" (as defined in Section 27A(I)(1) of the Securities Act of 1933, as amended). Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

     On April 16, 2003, Harleysville Group Inc. issued a press release commenting on its first quarter 2003 earnings. The information included in the press release follows:

     Harleysville Group Inc. (Nasdaq: HGIC) announced today that it expects 2003 first quarter diluted operating earnings to be in the range of $0.22 to $0.26 per share. For the comparable period in 2002, the company reported diluted operating earnings of $0.43 per share. Diluted operating earnings per share exclude the impact of net realized after-tax investment gains and losses that are included in net income.

     Property catastrophe losses resulting from the first quarter's winter storms were capped at $3.6 million pretax, or $0.08 per share, by the quarterly aggregate reinsurance agreement with Harleysville Mutual Insurance Company. During the quarter, Harleysville Group also experienced higher noncatastrophe losses in other lines, particularly workers compensation where previously identified adverse trends continued. The company is conducting a thorough analysis of its workers compensation reserves, which may or may not result in further reserve adjustments.

     The company plans to release first quarter 2003 earnings on Friday, April 25,2003, prior to the start of regular trading on the Nasdaq Stock Market. The company will host a live Webcast beginning at 9:00 a.m. (ET) that day to discuss its results. The Webcast will be available from the Financial section of the company's Web site (www.harleysvillegroup.com). An archive of the presentation will be available until May 9, 2003, on the company's site.

     Harleysville Insurance, "Good people to know," is the premier provider of insurance products and services for small businesses and individuals, and ranks among the top 50 U.S. property/casualty insurance groups based on net written premiums. Harleysville Group Inc. (Nasdaq: HGIC) is a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A (Excellent) by A.M. Best Company. Harleysville Insurance, which distributes its products through independent insurance agents, operates in 32 Eastern and Midwestern states. Further information can be found on the company's Web site.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HARLEYSVILLE  GROUP  INC.
                                   Registrant




                                  /s/Mark  R.  Cummins
April  16,  2003                 -----------------------------
                                  Mark  R.  Cummins
                                  Executive  Vice  President,
                                  Chief  Investment  Officer  &
                                  Treasurer